Exhibit 99.1

FOR IMMEDIATE RELEASE

Parris Communications Contact:
Chris Hamele
(816) 931-8900
chamele@parriscomm.com

Digital Cinema Implementation Partners, LLC Contact
Richard Manzione, Vice President, Strategic Development
(201) 512-8823
rich@dcipllc.com

DIGITAL CINEMA IMPLEMENTATION PARTNERS ANNOUNCES COMPLETION OF $660 MILLION FINANCING FOR DIGITAL CINEMA UPGRADE

With financing completed, DCIP will provide

digital projection systems to theatre locations across North America

Mahwah,  NJ - March 10, 2010 (PR Newswire)— Digital Cinema Implementation Partners, LLC (“DCIP”) announced today that it has completed its financing transactions for the deployment of digital projection systems to nearly 14,000 movie theatre screens across North America, including screens operated or managed by AMC Entertainment Inc. (“AMC”), Cinemark Holdings, Inc. (“Cinemark”) and Regal Entertainment Group (“Regal”) (together the “Member Circuits”).  This financial support, coupled with commitments from the Member Circuits and numerous motion picture distributors, will not only accelerate the expansion of digital cinema, but also provide more consumers than ever before with an enhanced movie-going experience.

Digital cinema promises a new world of programming flexibility, high-quality and consistency of projected image, and the addition of potent new viewing technologies, including digital 3D.  It has already demonstrated the ability to expand alternative, non-traditional movie theatre programming including pre-recorded and live events, and will ultimately provide higher quality choices and greater variety to entertainment seekers.

DCIP has been working with its financial advisors, J.P. Morgan (“JPM”) and Blackstone Advisory Partners L.P. (“Blackstone”), since its inception.  These financing transactions include commitments of $445 million in senior bank debt, $135 million in additional junior capital and $80 million in equity from the Member Circuits for a total of $660 million in financing.  DCIP will now begin deployment of digital screens throughout the United States and Canada.  The senior bank debt is rated Baa2 by Moody’s Investor Services and was arranged by JPM.  The bank group providing financing consists of JPM, GE Capital, Sumitomo Mitsui Banking Corporation, Barclays Bank, Credit Suisse, Morgan Stanley, Bank of America Merrill Lynch, Deutsche Bank, and Citi.  The junior capital was placed with third party investors identified by Blackstone.

DCIP was formed in February 2007 as a joint venture owned equally by AMC, Cinemark, and Regal for the purpose of financing, procuring and deploying digital projection systems to movie theatre screens across the United States and Canada.

The digital projection systems deployed by DCIP will comply with the technical and security specifications developed by Digital Cinema Initiatives, LLC.  DCIP has executed long-term deployment agreements with Twentieth Century Fox, Sony Pictures Entertainment, Walt Disney Studios Motion Pictures, Paramount Pictures, Universal Pictures, and Lionsgate Films.

“We are excited that with the continued support of our owners, studio partners and financial advisors we have completed this critical step in our process,” said Travis Reid, CEO of DCIP.  “Over the next few years, we’ll be aggressively implementing the transition to digital technology in theatres across North America.  Guests will enjoy enhanced presentation and additional entertainment options at their favorite theatres as Exhibitors and content providers capitalize on the flexibility enabled by digital technology, including many upcoming releases using digital 3D.  Having this substantial financial package and our studio partnerships in place, we’re pleased to launch this new era of technology to guests looking for an exceptional out-of-home experience.”

“AMC is a strong advocate of the industry’s move to a digital platform, as we believe digital cinema delivers a new world of programming opportunities for exhibitors, along with a more efficient method of supplying content to our theatres,” said Gerry Lopez, President and CEO of AMC. “Most importantly, digital cinema will provide an enhanced entertainment experience for our guests.”

“Digital cinema is an industry transforming technology, allowing us to significantly enhance the use of our auditoriums. The success of 3D reflects the potential of digital cinema, differentiating the theatre experience from other entertainment venues and providing additional value to our patrons,” stated Alan Stock, CEO of Cinemark Holdings, Inc.  “DCIP’s funding will allow us to capitalize on this opportunity.”

“The rollout of digital cinema is an historic milestone for our industry.  Our patrons have overwhelmingly embraced digital 3D and the alternative programming made possible by digital projection. Regal is confident that this technology enriches the movie-going experience and greatly enhances our business,” said Amy Miles, CEO of Regal Entertainment Group.  “The completed funding of DCIP allows us to expedite the pace of Regal’s digital cinema deployment.”

About Digital Cinema Implementation Partners

Digital Cinema Implementation Partners, LLC is a joint venture owned equally by exhibition industry leaders AMC Entertainment Inc., Cinemark Holdings, Inc. and Regal Entertainment Group, representing more than 14,000 screens in the United States and Canada.  Formed in February, 2007 to facilitate the roll-out of a digital cinema infrastructure in the United States and Canada, the company is headquartered in Mahwah, NJ with offices in Minneapolis, MN and Denver, CO.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include our plans and our expectations regarding our rollout of digital projection equipment and the impact thereof on the moviegoing experience of theatre patrons and on the distribution of movies in digital format the projection of our rollout.  DCIP cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of DCIP may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors, including the actual production, installation and quality of digital projection equipment, acceptance thereof by theater patrons and the actual production of movies in digital format and bookings thereof to converted screens. DCIP undertakes no obligation to update any forward-looking statements.

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